Registration No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIN TV CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	05-0501252
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices)

LIN TV Corp. Amended and Restated 2002 Stock Plan

LIN TV Corp. Amended and Restated 2010 Employee Stock Purchase Plan

 (Full Title of the Plans)

Denise M. Parent

Senior Vice President Chief Legal Officer, General Counsel and Secretary

LIN TV Corp.

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(401) 454-2880

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael A. Saslaw

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

(214) 746-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	registration fee
Class A common stock, $0.01 par value per share	2,985,000	$2.94	$8,775,900	$1,006

(1)         The amount to be registered includes (a) 2,600,000 additional shares under the LIN TV Corp. Amended and Restated 2002 Stock Plan and (b) 385,000 additional shares under the LIN TV Corp. Amended and Restated 2010 Employee Stock Purchase Plan.  Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement also covers additional Class A common stock of LIN TV Corp. as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale prices of the Class A common stock of LIN TV Corp. as reported on the New York Stock Exchange on May 25, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed by LIN TV Corp. (the “Company”) to register an additional 2,600,000 shares of its Class A common stock, $0.01 par value per share (“Class A Common Stock”), that may be issued pursuant to the Company’s Amended and Restated 2002 Stock Plan (the “2002 Plan”) and an additional 385,000 shares of its Class A Common Stock that may be issued pursuant to the Company’s Amended and Restated 2010 Employee Stock Purchase Plan (the “2010 Plan” and together with the 2002 Plan, the “Plans”).  On May 22, 2012, the Company’s stockholders approved amendments to the Plans that increased the number of shares of Class A Common Stock that may be subject to award under the Plans by 2,985,000 shares. With respect to the shares of Class A Common Stock that may be issued pursuant to the 2002 Plan, the contents of the Company’s earlier Registration Statements on Form S-8 (File Nos. 333-87920, 333-126607 and 333-166881) filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2002, July 14, 2005 and May 17, 2010, respectively, are incorporated herein by reference and made a part hereof.  With respect to the shares of Class A Common Stock that may be issued pursuant to the 2010 Plan, the contents of the Company’s earlier Registration Statement on Form S-8 (File No. 333-166881) filed with the Commission on May 17, 2010 are incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2002 Plan and the 2010 Plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not being, filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) are incorporated herein by reference:

(a)         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 15, 2012.

(b)         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (Commission File No. 000-25206).*

(c)          The description of the Company’s Class A common stock, par value $0.01 per share, contained in the Company’s registration statement on Form S-1, filed February 20, 2002, as amended, and including any amendment or report filed for the purpose of updating such description.

*                 Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed as of August 9, 2004 (File No. 001-31311) and incorporated by reference herein)

4.2

Third Amended and Restated Bylaws of LIN TV Corp. (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 001-31311) and incorporated by reference herein)

5	Opinion of Weil, Gotshal & Manges LLP*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of KPMG LLP*

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)

99.1	LIN TV Corp. Amended and Restated 2002 Stock Plan*

99.2	LIN TV Corp. Amended and Restated 2010 Employee Stock Purchase Plan*

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on May 30, 2012.

LIN TV CORP.

By:	/s/ Vincent L. Sadusky
Vincent L. Sadusky, President, Chief
Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of LIN TV Corp. hereby appoints Vincent L. Sadusky and Richard J. Schmaeling, and each of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Vincent L. Sadusky	President, Chief Executive Officer and Director	May 30, 2012
Vincent L. Sadusky	(Principal Executive Officer)

/s/ Richard J. Schmaeling	Senior Vice President,	May 30, 2012
Richard J. Schmaeling	Chief Financial Officer
(Principal Financial Officer)

/s/ Nicholas N. Mohamed	Vice President Controller	May 30, 2012
Nicholas N. Mohamed	(Principal Accounting Officer)

/s/ William S. Banowsky, Jr.	Director	May 30, 2012
William S. Banowsky, Jr.

/s/ Peter S. Brodsky	Director	May 30, 2012
Peter S. Brodsky

/s/ Royal W. Carson III	Director	May 30, 2012
Royal W. Carson III

/s/ Dr. William H. Cunningham	Director	May 30, 2012
Dr. William H. Cunningham

/s/ Douglas W. McCormick	Chairman of the Board	May 30, 2012
Douglas W. McCormick

/s/ Michael A. Pausic	Director	May 30, 2012
Michael A. Pausic

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed as of August 9, 2004 (File No. 001-31311) and incorporated by reference herein)

4.2

Third Amended and Restated Bylaws of LIN TV Corp. (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 001-31311) and incorporated by reference herein)

5	Opinion of Weil, Gotshal & Manges LLP*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of KPMG LLP*

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1	LIN TV Corp. Amended and Restated 2002 Stock Plan*

99.2	LIN TV Corp. Amended and Restated 2010 Employee Stock Purchase Plan*

*                                         Filed herewith.